                                                           EXHIBIT 10(iii)(A)(9)



                                WITCO CORPORATION
                           DEFERRED COMPENSATION PLAN


        I.      Name and Purpose

                The Witco Corporation 1994 Deferred Compensation Plan, as amended and restated herein, and renamed the Witco Corporation Deferred Compensation Plan (the "Plan") is intended to provide certain employees of Witco Corporation and its subsidiary companies (Witco Corporation and such subsidiaries being hereinafter collectively called the "Company") with the opportunity to defer some or all of the cash bonus payments otherwise payable to them by the Company.

        II.     Effective Date

                The Plan shall be effective as of January 1, 1998.

        III.    Participants

                Each employee of the Company who is a participant in either the Officers Annual Incentive Plan or the Management Incentive Plan (an "Employee") shall be eligible to participate in the Plan. (Any Employee who elects to participate in the Plan is hereinafter called a "Participant".) The Company will establish for each Participant an unfunded deferred compensation account to be maintained in the manner specified in Section V.

        IV.     Election of Deferral

        A. A participant shall be entitled to defer his or her cash bonus payments otherwise payable to him or her during the period beginning January 1 of each year and ending December 31 of each year by giving irrevocable written notice to the Company which notice must be received by the Company prior to January 1 of the deferral year and be in the form of Exhibit A hereto (and otherwise in accordance with the Plan) setting forth (i) the amount to be deferred, (ii) the period of deferral, (iii) the method of distribution and (iv) the Participant's election as to the amount to be credited with interest and the amount to be converted to phantom shares in the manner described in Section V(C). The amount to be deferred may be expressed as (1) a percentage of the total cash bonus amount, (2) a specified dollar amount or (3) any amount in excess of a specified dollar amount.

                Participants in this plan who are also participants in the OSi Specialties, Inc. 401(k) Savings and Investment Plan (the "OSi 401(k) Plan") are entitled to defer all or a portion of their cash bonus payments not otherwise included in contributions toward the OSi 401(k) Plan.

        B. Each such election shall be irrevocable as to the amount, method of distribution and period of deferral, which deferral period may not end earlier than two years after December 31 of the deferral year or later than the later of (i) 15 years after December 31 of the deferral year or (ii) the Employee's Retirement (as determined pursuant to the Witco Corporation Retirement Plan) and which deferral period shall end on December 31 except in the case of Retirement.

        C. Each such election shall include an election as to the percentage of the amount deferred to be credited with interest at the rate specified in Section V(B) and the amount deferred to be converted to phantom shares of the Company Common Stock as described in Section V(C).

        V.      Deferred Compensation Accounts

        A. A separate unfunded account shall be established and maintained for each Participant, which account shall reflect amounts deferred pursuant to this Plan and interest credited pursuant to Section (B) below and dividends credited pursuant to Section (C) below.

        B. The portion of each Participant's account balance to be credited with interest shall be credited monthly with interest as of the end of each calendar month. In the event a Participant's account balance is distributed other than at the end of any calendar month, the Participant shall be credited with interest thereon from the end of the immediately preceding calendar month to the date of distribution. No interest shall be credited to a Participant's account after the distribution in full of such Participant's account balance. Interest to be credited for any period shall be at an annual rate equal to the yield quotation as of the end of the calendar month for the U.S. Treasury 5-year note or an annual rate selected by the Administrator (as defined in Section XIII) in good faith prior to the beginning of any calendar year (the "Interest Rate"). Interest will be computed on the basis of a 360-day year, 30-day month.

        C. The portion of bonus payments to be deferred in the form of phantom shares of the Company's stock ("Phantom Shares") shall be converted to such Phantom Shares by dividing the dollar amount of the bonus deferred by the closing price per share of the Company's Common Stock on the New York Stock Exchange (the "Exchange") on the last trading day prior to the day on which the bonus would otherwise be paid and shall be credited to the Participant's account balance. Each Participant's account balance shall be credited with additional Phantom Shares on each day that the Company pays a dividend by multiplying the number of Phantom Shares in the Participant's account balance by (i) in the case of a cash dividend, the dividend paid per share of the Company's Common Stock and dividing such product by the closing price per share of the Company's stock on the Exchange on the last trading day prior to such payment date and (ii) in the case of a stock dividend, the number of shares of the Company's Common Stock distributed per share of the Company's Common Stock.

        D. A Participant shall be entitled to make an election (in the form of Exhibit A hereto) to change the percentage of his or her account balance to be credited with interest and the percentage of his or her account balance to be credited with Phantom Shares. Such election to change may only be effective as of the January 1 following the year in which such election is delivered to the Vice President of Human Resources of the Company or his or her designee at which time the Participant's account balance shall be adjusted to reflect the percentages specified in such election by (i) reducing the balance to be credited with the Interest Rate and converting the amount of the reduction to Phantom Shares by dividing such amount by the closing price per share of the Company's Common Stock on the Exchange on the last trading day prior to such conversion or (ii) increasing the balance to be credited with the Interest Rate and reducing the Phantom Shares by the number of Phantom Shares that is equal to the amount of such increase divided by the closing price per share of the Company's Common Stock on the Exchange on the last trading day prior to such conversion.

        E. Amounts credited to a Participant's Account shall remain a part of the general funds of the Company and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Company, whether or not earmarked for the Company's own purposes as a reserve or fund to be utilized by the

                Company for the discharge of its obligations hereunder. To the extent that any person acquires a right to receive payments or distributions from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

        VI.     Method of Distribution of Deferred Compensation

        A. No distribution of a Participant's account balance may be made except as provided in this Section VI or in Sections VII or VIII.

        B. Subject to the provisions of Sections VII and VIII, the value of a Participant's account balance shall be payable in cash, at the time selected by the Participant in a lump sum or in installment payments on January 1, or as soon as practicable thereafter, of each year during a period of years (not to exceed fifteen (15) years) specified by the Participant in accordance with the election made pursuant to Section IV(B). Subject to the provisions of Section IV(B), in the event that no election is made with respect to distribution of the Participant's account balance, in the event of termination by Retirement, death, or Disability (as determined pursuant to the Witco Corporation Long Term Disability Plan) such balance shall be payable in a lump sum as soon as reasonably practicable following the date of termination.

        C. Subject to the provisions of Section IV(B), in the event of termination other than by reason of Retirement, death, or Disability, the value of a Participant's account balance shall be paid in a lump sum as soon as reasonably practicable following the date of termination.

        D. A Participant may petition the Administrator of this Plan to permit distribution of some or all of the Participant's account balance prior to the time selected by the Participant in accordance with Section IV(B) above in the event of extraordinary personal financial hardship, including but not limited to hardship due to medical emergencies. The determination as to whether the distribution shall be granted will be made upon the review and at the sole discretion of the Administrator. In no case may such distribution occur earlier than the earliest date specified in Section IV(B). The Company shall have no liability for any penalties including but not limited to any tax penalties resulting from such distribution.

        E. Notwithstanding any other provision contained herein, to the extent that a distribution, as provided herein, would result in liability by the Participant under Section 16(b) of the Securities Exchange Act (the "Exchange Act"), the Committee shall defer such distribution until such time that the distribution would not result in such liability.

        VII.    Distribution Upon Death

                A Participant may designate one or more persons to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A designation of beneficiary will be effective only after a signed designation is filed with the Vice President of Human Resources of the Company or his or her designee while the Participant is alive and will cancel all designations of beneficiary signed and filed earlier. If a Participant dies before receiving all amounts credited to his or her account, the unpaid amounts in the Participant's account shall be paid to the Participant's designated beneficiary in a single lump sum or, in the absence of any designation, to the Participant's estate in a single lump sum.

        VIII.   Change in Control

        A. A change in control ("Change in Control") of Witco Corporation ("Witco") shall be deemed to have occurred if (i) any "person", as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than an affiliate or any employee benefit plan sponsored by Witco or an affiliate becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the "Voting Stock" (which means the capital stock of any class or classes of Witco having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation) of Witco; (ii) 33-1/3% of the Board of Directors of Witco consists of individuals other than the members of the Board of Directors on January 1, 1997 (the "Incumbent Directors"); provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Incumbent Directors of Witco, which is or would be subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange
                Act) shall, for purposes of this Plan, be considered an Incumbent Director; (iii)

                Witco adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) Witco combines with another company (whether or not Witco is the surviving corporation) and immediately after the combination, the shareholders of Witco immediately prior to the combination (other than shareholders who, immediately prior to the combination, were "affiliates" of such other company (as such term is defined in Rule 12b-2 of the Exchange Act)) do not beneficially own, directly or indirectly, more that 20% of the Voting Stock of the combined company (or any company owning 100% of the stock of the combined company); or (v) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Witco.

        B. Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, each Participant in the Plan shall receive an automatic lump-sum cash distribution of all amounts accrued in the Participant's account not later than 30 days after the date of the Change in Control. For this purpose, the balance in the portion of a Participant's account invested in Phantom Shares shall be determined by multiplying the number of Phantom Shares by the higher of (i) the highest closing price per share of the Company's Common Stock on the Exchange during the 30 days prior to such Change is Control, or (ii) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto. Any consideration other than cash forming a part of all of the consideration for Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Administrator.

                In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution. In the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon payable in an amount equivalent to the Interest Rate from the date such distribution should have been made to and including the date it is made. Notwithstanding any provision of this Plan to the contrary, this
                Section VIII may not be amended after Change in Control occurs without the written consent of a majority in number of Participants.

        IX.     Benefit Plans

                The bonus amount which a Participant elects to defer under the Plan shall be included as compensation for the purpose of calculating the amount of a Participant's benefits or contributions under a pension plan or retirement plan (qualified under Section 401(a) of the Internal Revenue Code), the amount of life insurance payable under any life insurance plan established or maintained by the Company, or the amount of any disability benefit payments payable under any disability plan established or maintained by the Company, except to the extent specifically limited in any such plan.

        X.      Adjustments in Certain Events

                In the event of any change in the outstanding common stock of the Company by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number of Phantom Shares credited under the Plan shall be automatically adjusted so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

        XI.     Participant's Rights

                Establishment of the Plan shall not be construed as giving any Participant the right to be retained in the Company's service or employ or the right to receive any benefits not specifically provided by this Plan. A Participant shall not have any interest in the bonus deferred or interest or appreciation in Phantom Shares credited to his or her account until such account is distributed in accordance with the Plan.

        XII.    Non-alienability and Non-transferability

                The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his or her account. No account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

        XIII.   Administration

                The Administrator of this Plan shall be the Organization and Compensation Committee of the Board of Directors of Witco except as otherwise determined by such Board of Directors. Such Committee shall consist of Non-Employee Directors as such term is defined in Rule 16(b)-3 and shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions hereof. Any decision or interpretation of any provision of the Plan adopted by such Committee shall be final and conclusive. A Participant who is also a member of the Board of Directors shall not participate in any decision involving any request made by him or relating in any way solely to his right, duties and obligation as a Participant under the Plan.

        XIV.    Amendment and Termination

                The Plan may, at any time or from time to time, be amended, modified or terminated by the Board of Directors of Witco or the Committee. However, no amendment, modification or termination of the Plan shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts then accrued in his or her account.

        XV.     General Provisions

        A. Controlling Law. The laws of the State of Connecticut shall be controlling in all matters relating to the Plan, including the construction and performance hereof.

        B. Captions. The captions of Sections and paragraphs of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

        C. Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Organization and Compensation Committee of the Board of Directors, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which such Committee may select, and any such payment shall be deemed to be payment for such person's account and shall be a complete discharge of all liability of the Company with respect to the amount so paid.

        D. Withholding Payroll Taxes. To the extent required by law, the Company shall withhold from any payments made hereunder any taxes required to be withheld for federal, state or local government purposes.

        E. Administrative Expenses. All expense of administering the Plan shall be borne by the Company and no part thereof shall be charged against any Participant's account or any amounts distributed hereunder.

        F. Severance Clause. Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

        G. Disclaimer of Liability. Except as otherwise expressly provided herein, no member of the Board of Directors of Witco or the Organization and Compensation Committee and no officer, employee, or agent of the Company, shall have any liability to any person based on or arising out of the Plan.

        XVI.    Unfunded Status of the Plan

                Any and all payments made to the Participant pursuant to the Plan shall be made only from the general assets of the Company. All accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company.

                Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship.

                                WITCO CORPORATION
                            DEFERRED COMPENSATION PLAN

                               NOTICE OF ELECTION

TO: VICE PRESIDENT, HUMAN RESOURCES OF WITCO CORPORATION

In accordance with the provisions of the Amended and Restated Witco Corporation Deferred Compensation Plan, I hereby elect to defer the portion of my bonus specified below that may otherwise be payable to me during the period beginning January 1, 1998, and ending December 31, 1998, with such deferral to be for the period specified below.

Name of Employee:______________________________________________________________

Social Security Number or Employee Number: ____________________________________
Location: _____________________________________________________________________

   THESE ELECTIONS ARE IRREVOCABLE (EXCEPT AS TO B BELOW) AND ARE SUBJECT TO THE TERMS OF THE PLAN.

        A.  Bonus:

            1.   __________% of Bonus Paid, if any; or

            2.  $_____________  of Bonus Paid, if any; or

            3.  Total amount of Bonus Paid, if any, in excess of $_______.

        B.  Account Balance Allocation:

            1.  Percentage of Account Balance to be credited with Interest ____%

            2. Percentage of Account Balance to be held as Phantom Shares of Witco Common Stock ____%

        C.  Deferral Date:

            1. _________Until after retirement (or other termination of employment), or

            2.  __________December 31, ___ (Insert year.  May be no earlier than 2000 and no later that 2013).

        D.  Method of Distribution:

            1. _________In a lump sum payable as soon as practicable following the Deferral Date as set forth in Section C.

            2. __________% payable (enter percentage) in substantially equal annual installments (not to exceed fifteen (15) installments) commencing on the January 1 immediately following the Deferral Date, or as soon as practicable thereafter.

                                WITCO CORPORATION
                           DEFERRED COMPENSATION PLAN

                          BENEFICIARY DESIGNATION FORM

                I hereby designate the following person as my designated beneficiary under the Plan:

                        Name_________________________________________________

                        Address______________________________________________

                        Social Security Number_______________________________

                A designation of beneficiary on this form will be deemed a revocation of any prior designation of beneficiary.

                I hereby specifically reserve the right to change my Designation of Beneficiary at any time by written notice to the Vice President of Human Resources, without notice to or the consent of any beneficiary.

                Date: ______________________, 1997 ___________________________
                                                   Participant

                Print Name of Employee:_______________________________________

                Received on the ____ day of _________________ 1997, on behalf of Witco Corporation

                By:_______________________________________________________